UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016 (January 31, 2016)

MYOS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106 Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (973) 509-0444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2016, Dr. Robert C. Ashton, Jr., the Chief Medical Officer of MYOS Corporation (the “Company”), informed the Company of his intention to resign his employment with the Company, effective immediately. Dr. Ashton’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01  Other Events.

On February 1, 2016, Dr. Michael Donnelly joined the Company as Head of Medical and Clinical Affairs, a newly created position within the Company. In this position, Dr. Donnelly will lead the Company's clinical research efforts and serve on the Company’s Scientific Advisory Board. Dr. Donnelly will also be responsible for the clinical development strategy for Fortetropin® and identifying new indications for this MYOS Technology.

Prior to joining the Company, Dr. Donnelly served as Executive Medical Director of Medical Affairs at Daiichi Sankyo Inc., a Japanese-based innovation and scientific-driven pharmaceuticals company where he worked since August 2010. Before that Dr. Donnelly served in a number of medical leadership roles. These include Medical Vice President and National Medical Director at Auto Injury Solutions, Inc., formerly a division of Concentra Inc., from March 2008 to August 2010. From August 2001 to March 2008, Dr. Donnelly served in a number of positions of increasing responsibility at Pfizer Inc., including Regional Corporate Medical Director from June 2004 to March 2008. Dr. Donnelly served as National Medical Director at Warner Lambert from January 1997 to January 2001. Earlier in his career, Dr. Donnelly served as Assistant Medical Director at Novartis from January 1992 to January 1997 and Associate Medical Director at American Cyanamid from January 1991 to January 1992. Dr. Donnelly practiced medicine as an internist and geriatrician at the Summit Medical Group from January 1989 to January 1991. Dr. Donnelly has been an attending physician affiliated with Atlantic Health System Hospitals in New Jersey for his entire medical career and is certified by the American Board of Internal Medicine in Internal Medicine and Geriatric Medicine. Dr. Donnelly received his BS in Biology at the University of Scranton in 1983 and his MD degree from the Medical College of Pennsylvania in 1987. He completed his internship and residency at Overlook Hospital/Columbia University College of Physician and Surgeons program in 1990. He is currently a graduate student in the MBA program at University of Massachusetts Amherst, where he is expected to receive his degree in May 2016. In addition to his formal education, Dr. Donnelly has completed a number of post-graduate certificate programs including Certified Physician Executive (CPE) and Healthcare IT (HIT) with the American College of Physician Executives as well as medical/business leadership programs at Harvard Business School and the Tuck School of Business.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYOS CORPORATION

Dated: February 4, 2016	/s/ Joseph C. DosSantos
Name: Joseph C. DosSantos
Title: Chief Financial Officer

3